Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132854) pertaining to the Western Refining Long-Term Incentive Plan of Western Refining, Inc. of our report dated March 2, 2006, with respect to the consolidated financial statements of Western Refining, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Dallas, Texas
March 2, 2006